Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Materialise NV

Leuven, Belgium

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) of Materialise NV (the “Company”) of our report dated February 21, 2014, relating to the consolidated financial statements of the Company, appearing in the Prospectus dated June 24, 2014, filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, relating to the Company’s Registration Statement No. 333-194982 on Form F-1.

BDO Bedrijfsrevisoren Burg. CVBA

On behalf of it,

/s/ Bert Kegels

Bert Kegels

Zaventem, Belgium

June 30, 2014